                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   AUGUST 1, 1997
                                                -------------------------------


                                  D-VINE, LTD.
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            (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                (State or other jurisdiction  of incorporation)



            DELAWARE                                          22-2732163
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  (State or other jurisdiction                              (IRS Employer
of incorporation or organization)                        Identification No.)



        712 FIFTH AVENUE, 7TH FLOOR, NEW YORK, NEW YORK          10019
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            (Address of Principal Executive Offices)          (Zip Code)



                                (212) 582-3400
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             (Registrant's Telephone Number, Including Area Code)



       1330 Avenue of the Americas, 36th Floor, New York, New York 10019
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        (Former Name or Former Address, If Changed since Last Report.)
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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATIONS.

     On August 1, 1997, D-Vine, Ltd. (the "Registrant") sold a warrant to purchase 1,000,000 shares of its common stock, $.01 par value, for $50,000 to Ocean Strategic Holding Limited, a Guernsey corporation, pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The terms of the warrant provide that the warrant can be exercised in whole or in part, at any time after August 1, 1998 until August 1, 2001. The exercise price per share is $.01.

     The warrants contain anti-dilution provisions in the event of any reclassification, capital reorganization, stock dividend, or in the case of any consolidation or merger of the Registrant with another company. However, the holder of the warrants is not entitled to exercise the warrants, if after effecting the exercise, the number of shares of common stock owned by the holder would exceed 9.9% of the outstanding shares of the common stock of the Registrant.

    The Registrant has reserved for issuance 1,000,000 shares of common stock pending the conversion of the warrants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

     The following Exhibits are included in this Current Report on Form 8-K:

EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT

     4 Instruments Determining the Rights of Security Holders, Including Indentures.

                    Warrant to Purchase Common Stock

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    D-VINE, LTD.
                                    (Registrant)


Date: March 15, 1999                By:/s/ Edward J. Tobin
                                       ---------------------------------------
                                       Edward J. Tobin, President
                                         (Chief Executive Officer, Financial
                                           and Accounting Officer)